UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2005, AGL Resources Inc. (the “Company”) made stock option, restricted stock, restricted stock unit and performance cash unit awards to certain of its executive officers, other officers and key employees, including the following:

NONQUALIFIED STOCK OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Name	Number of Nonqualified Stock Options Awarded	Number of Restricted Shares Awarded	Number of Restricted Stock Units Awarded

Paula Rosput Reynolds	76,700	23,200	23,200

Richard T. O’Brien	24,900	7,000	7,000

Kevin P. Madden	19,900	6,000	6,000

Paul R. Shlanta	9,300	2,800	2,800

Melanie M. Platt	7,200	2,200	2,200

The awards were made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (1999) (the “Plan”), which was filed with the Securities and Exchange Commission with the Company’s Form 10-Q for the quarter ended March 31, 2002. A form of restricted stock unit agreement and performance cash unit agreement are filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively. A form of nonqualified stock option agreement and restricted stock agreement were previously filed with the Company’s Form 10-Q for the quarter ended September 30, 2004.

The stock options are exercisable at a price of $33.24 per share and vest in accordance with the schedule set forth in the nonqualified stock option agreement. Subject to earlier termination as described in the Plan, the stock options expire ten years from the date of grant. Upon a change of control of the Company, or upon the optionee’s death, disability or retirement, all unvested options will become vested and exercisable. In the event of the optionee’s termination of employment for any reason other than death, disability or retirement, any portion of the option which has not become exercisable shall immediately terminate.

The restricted shares and restricted share units vest in accordance with the schedule set forth in the restricted stock award agreement or restricted stock unit agreement. If the performance measures set forth in the applicable agreement are not attained, the restricted shares (or units) will be forfeited and returned to the Company. Upon a change in control of the Company, the restricted shares (or units) will become 100% vested and nonforfeitable. Unless the committee administering the plan decides otherwise, if the recipient’s employment is terminated for any reason, all restricted shares (or units) will be forfeited and returned to the Company. Upon award of the restricted stock shares (but not units), the recipient has immediate rights of ownership in the stock, including the right to vote the stock and receive dividends on the stock.

PERFORMANCE CASH UNITS

Name	Performance Measurement Period	Performance Multiple

Paula Rosput Reynolds	3 years 2 years 1 year	11x 5.5x 5.5x

Richard T. O’Brien	3 years 2 years 1 year	5.5x 2.75x 2.75x

Kevin P. Madden	3 years 2 years 1 year	5.5x 2.75x 2.75x

Paul R. Shlanta	3 years 2 years 1 year	3x 1.5x 1.5x

Melanie M. Platt	3 years 2 years 1 year	3x 1.5x 1.5x

Performance cash units are payable in cash based upon the attainment of the performance measure set forth in the award agreement that relates to the Company’s internal measure of total shareholder return. As set forth in the award agreements, the formula used to calculate award payments is: base salary, multiplied by the internal total shareholder return percentage, multiplied by the applicable performance multiple reflected in the table above. The award agreements also set forth a minimum total shareholder return percentage below which no award payments will be made and a maximum total shareholder return percentage at which award payments will be capped. Upon a change in control of the Company, performance cash units will become vested and nonforfeitable at the target payout level. Unless the committee administering the plan decides otherwise, if the recipient’s employment is terminated for any reason, all performance cash units will be forfeited and returned to the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Cash Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: January 7, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Cash Unit Agreement